Exhibit 99.1

Raytheon Company
Global Headquarters
Waltham, Mass.

Investor Relations Contact
Todd Ernst
781.522.5141

Media Contact
Pam Erickson
781.522.5822
For Immediate Release

Raytheon Reports Solid Fourth Quarter and Full-Year 2015 Results

•	Strong bookings of $7.9 billion in the quarter and $25.2 billion for the year; book-to-bill ratio of 1.09 for the year

•	Fourth quarter net sales of $6.3 billion, up 3 percent; full-year net sales of $23.2 billion, up 2 percent

•	Fourth quarter EPS from continuing operations of $1.85; full-year EPS from continuing operations of $6.75

•	Solid operating cash flow from continuing operations of $813 million in the quarter and $2.3 billion for the year after a $200 million pretax discretionary pension plan contribution in the fourth quarter
__________________________________________________________________________________________________

WALTHAM, Mass., (January 28, 2016) - Raytheon Company (NYSE: RTN) announced net sales for the fourth quarter 2015 of $6.3 billion, up 3 percent compared to $6.1 billion in the fourth quarter 2014. Fourth quarter 2015 EPS from continuing operations was $1.85 compared to $1.86 in the fourth quarter 2014. Fourth quarter 2015 EPS from continuing operations included, as expected, an $0.08 unfavorable impact associated with acquisition accounting adjustments related to ForcepointTM, formerly known as Raytheon|Websense.
Net sales in 2015 were $23.2 billion, up 2 percent compared to $22.8 billion in 2014. Full-year 2015 EPS from continuing operations was $6.75 compared to $6.97 for the full-year 2014. Full-year 2015 EPS from continuing operations included, as expected, a $0.25 unfavorable impact associated with Forcepoint acquisition accounting adjustments and acquisition-related costs discussed in further detail below.
“Raytheon delivered solid operating performance and returned to growth in 2015. Strong bookings during the year from our global customers position us well for continued growth in 2016,” said Thomas A. Kennedy, Raytheon Chairman and CEO. “As we look ahead, we remain focused on creating value for our shareholders and customers by delivering strong program execution, while also investing in our future and pursuing a balanced capital deployment strategy.”
The Company generated strong operating cash flow for both the fourth quarter and full-year. Operating cash flow from continuing operations for the fourth quarter 2015 was $813 million compared to $829 million for the fourth quarter 2014. Fourth quarter 2015 operating cash flow from continuing operations was after a $200 million pretax discretionary cash contribution to the Company’s pension plans compared to $600 million in the fourth quarter

2014. For the full-year 2015 and 2014, the Company generated $2.3 billion and $2.1 billion of operating cash flow from continuing operations, respectively.

Summary Financial Results

	4th Quarter		%	Twelve Months		%
($ in millions, except per share data)	2015	2014	Change	2015	2014	Change

Bookings	$7,861	$7,109	10.6%	$25,227	$24,052	4.9%
Net Sales	$6,328	$6,143	3.0%	$23,247	$22,826	1.8%
Income from Continuing Operations attributable to Raytheon Company	$558	$576	-3.1%	$2,061	$2,179	-5.4%
EPS from Continuing Operations	$1.85	$1.86	-0.5%	$6.75	$6.97	-3.2%
Operating Cash Flow from Continuing Operations	$813	$829		$2,346	$2,064
Workdays in Fiscal Reporting Calendar	61	60		249	249

The Company had bookings of $7.9 billion in the fourth quarter 2015, resulting in a book-to-bill ratio of 1.24 in the quarter. Fourth quarter 2014 bookings were $7.1 billion. Full-year 2015 bookings were $25.2 billion, resulting in a book-to-bill ratio of 1.09 for the year. Full-year 2014 bookings were $24.1 billion.
In the fourth quarter 2015, the Company repurchased 2.0 million shares of common stock for $250 million. For the full-year 2015, the Company repurchased 9.0 million shares of common stock for $1.0 billion. Also, as previously announced in November 2015, the Company’s Board of Directors authorized the repurchase of up to an additional $2.0 billion of the Company's outstanding common stock.
The Company ended 2015 with $2.1 billion of net debt. Net debt is defined as total debt less cash and cash equivalents and short-term investments.
Fourth quarter and full-year 2015 results include items related to the Forcepoint transaction which are excluded from segment operating performance since management does not consider those items in evaluating the segment.

Forcepoint Acquisition Accounting Adjustments and Acquisition-Related Costs[1]

	4th Quarter 2015		Twelve Months 2015
($ in millions, except per share data)	Operating Income	EPS	Operating Income	EPS

Deferred Revenue Adjustment[2]	$(24)	$(0.04)	$(61)	$(0.10)
Amortization of Acquired Intangibles	$(24)	$(0.04)	$(58)	$(0.10)
Acquisition Related Costs	$—	$—	$(26)	$(0.05)
Amounts excluded from segment results	$(48)	$(0.08)	$(145)	$(0.25)
[1]See Attachment F for a reconciliation of how each of these items is calculated.
[2]Deferred Revenue Adjustment represents the impact of fair value adjustments to deferred revenue related to Forcepoint including historical Raytheon Cyber Products acquisitions.

Backlog

($ in millions)	Period Ending
	2015	2014
Backlog	$34,669	$33,571
Funded Backlog	$25,060	$23,092
Backlog at the end of 2015 was $34.7 billion, an increase of approximately $1.1 billion compared to the end of 2014. Funded backlog was $25.1 billion, an increase of approximately $2.0 billion compared to the end of 2014.
Outlook
The Company has provided its financial outlook for 2016. Charts containing additional information on the Company's 2016 outlook are available on the Company's website at www.raytheon.com/ir.
Effective January 1, 2016, the Company reclassified, for all business segments, acquisition accounting adjustments related to the amortization of acquired intangibles and adjustments to record acquired deferred revenue at fair value, such that they will no longer be reported within the business segments and will instead be reported in separate deferred revenue adjustment and amortization of intangibles line items. The 2015 deferred revenue adjustment and amortization of acquired intangibles in the table below have been recast to reflect this change.

2016 Financial Outlook
	2015 Actual	2016 Outlook
Net Sales ($B)	23.2	24.0 - 24.5
Deferred Revenue Adjustment ($M)[1]	(61)	(67)
Amortization of Acquired Intangibles ($M)[1]	(107)	(121)
FAS/CAS Adjustment ($M)	185	428
Interest Expense, net ($M)	(222)	(220) - (230)
Diluted Shares (M)	305	296 - 298
Effective Tax Rate	26.3%	~30.0%
EPS from Continuing Operations	6.75	$6.80 - $7.00
Operating Cash Flow from Continuing Operations ($B)	2.3	2.7 - 3.0

[1]Deferred Revenue Adjustment and Amortization of Intangibles represent the unfavorable impact of the acquisition accounting adjustments to record acquired deferred revenue at fair value and the amortization of acquired intangible assets for all business segments. 2015 Deferred Revenue Adjustment and Amortization of Intangibles in the table above have been recast under the new segment reporting methodology described above. Under the prior method, the 2015 Deferred Revenue Adjustment and Amortization of Intangibles were ($61M) and ($58M), respectively, for the Forcepoint segment only. Additionally, the outlook above includes the initial estimated impact of the Stonesoft & Sidewinder acquisitions, which closed on January 13, 2016.

Segment Results
The Company's reportable segments are: Integrated Defense Systems (IDS); Intelligence, Information and Services (IIS); Missile Systems (MS); Space and Airborne Systems (SAS); and Forcepoint.
Effective January 1, 2016, in order to gain additional efficiencies, the Company reorganized the IDS and IIS business segments to move certain air traffic systems, border and critical infrastructure protection and highway tolling programs from IDS to IIS.

The pro-forma attachments at the end of this release present prior period segment data recasted to reflect these changes and the acquisition accounting adjustments changes discussed above.
The business results discussed below do not reflect the changes to segment reporting, because they became effective January 1, 2016:

Integrated Defense Systems
	4th Quarter			Twelve Months
($ in millions)	2015	2014	% Change	2015	2014	% Change
Net Sales	$1,711	$1,627	5%	$6,375	$6,085	5%
Operating Income	$295	$299	-1%	$917	$974	-6%
Operating Margin	17.2%	18.4%		14.4%	16.0%

Integrated Defense Systems (IDS) had fourth quarter 2015 net sales of $1,711 million, up 5 percent compared to $1,627 million in the fourth quarter 2014. The increase in net sales for the quarter was primarily driven by higher sales on the Air Warfare Destroyer (AWD) program and on certain international Patriot programs. IDS had full-year 2015 net sales of $6,375 million, up 5 percent compared to $6,085 million in 2014. The increase in net sales for the full-year was primarily driven by higher sales on international Patriot programs.
IDS recorded $295 million of operating income in the fourth quarter 2015 compared to $299 million in the fourth quarter 2014. IDS recorded $917 million of operating income in 2015 compared to $974 million in 2014. The change in operating income for the full-year was primarily driven by the mix of international Patriot programs.
During the quarter, IDS booked $255 million on the Zumwalt-class destroyer program for the U.S. Navy. IDS also booked $189 million to provide Consolidated Contractor Logistics Support (CCLS) and $119 million for a radar sustainment contract for the Missile Defense Agency (MDA), $134 million on the Standard Terminal Automation Replacement System (STARS) program for the Federal Aviation Administration (FAA), $81 million for the AWD program for the Australian Navy, $78 million to provide advanced Patriot air and missile defense capability for the U.S. Army, and $75 million to provide training and logistics support for an international customer.

Intelligence, Information and Services
	4th Quarter			Twelve Months
($ in millions)	2015	2014	% Change	2015	2014	% Change
Net Sales	$1,427	$1,517	-6%	$5,733	$5,889	-3%
Operating Income[1]	$99	$131	-24%	$599	$495	NM
Operating Margin	6.9%	8.6%		10.4%	8.4%
[1] Twelve Months 2015 operating income includes the favorable $181 million impact of the first quarter 2015 eBorders settlement.
NM = Not Meaningful

Intelligence, Information and Services (IIS) had fourth quarter 2015 net sales of $1,427 million compared to $1,517 million in the fourth quarter 2014. The change in net sales for the quarter was primarily driven by lower sales on an international classified program. IIS had full-year 2015 net sales of $5,733 million compared to $5,889 million in 2014. The change in net sales for the full-year was primarily driven by lower sales on training programs and on an international classified program.

IIS recorded $99 million of operating income in the fourth quarter 2015 compared to $131 million in the fourth quarter 2014. Operating income for the quarter was impacted by higher costs on an international classified program. IIS recorded $599 million of operating income in 2015 compared to $495 million in 2014. The increase in operating income for the full-year was primarily driven by the eBorders settlement, which contributed $181 million to operating income in the first quarter 2015.
During the quarter, IIS booked $105 million on a contract to provide intelligence, surveillance and reconnaissance (ISR) support to the U.S. Air Force and $78 million to provide technology and support for the Counter-Narcoterrorism Technology Program Office (CNTPO). IIS also booked $475 million on a number of classified contracts.

Missile Systems
	4th Quarter			Twelve Months
($ in millions)	2015	2014	% Change	2015	2014	% Change
Net Sales	$1,879	$1,719	9%	$6,556	$6,309	4%
Operating Income	$258	$212	22%	$867	$800	8%
Operating Margin	13.7%	12.3%		13.2%	12.7%

Missile Systems (MS) had fourth quarter 2015 net sales of $1,879 million, up 9 percent compared to $1,719 million in the fourth quarter 2014. The increase in net sales for the quarter was primarily driven by higher sales on Paveway™. MS had full-year 2015 net sales of $6,556 million compared to $6,309 million in 2014. The increase in net sales for the full-year was driven by higher sales spread across various production programs, including Paveway; the Tube-launched, Optically-tracked, Wireless-guided (TOW®) missiles program; and certain missile defense programs.
MS recorded $258 million of operating income in the fourth quarter 2015 compared to $212 million in the fourth quarter 2014. The increase in operating income for the quarter was primarily due to higher volume and higher net program efficiencies in 2015. MS recorded $867 million of operating income in 2015 compared to $800 million in 2014. The increase in operating income for the full-year was primarily due to a change in program mix, and higher volume and net program efficiencies in 2015.
During the quarter, MS booked $870 million for Paveway, $580 million for Standard Missile-3 (SM-3®), $229 million for Phalanx Weapon Systems, $98 million for the Stinger® Weapon System, $96 million for Evolved SeaSparrow Missile (ESSM), and $90 million for the Rolling Airframe Missile (RAM) program, all for U.S. and international customers.

Space and Airborne Systems
	4th Quarter			Twelve Months
($ in millions)	2015	2014	% Change	2015	2014	% Change
Net Sales	$1,576	$1,660	-5%	$5,796	$6,072	-5%
Operating Income	$231	$217	6%	$794	$846	-6%
Operating Margin	14.7%	13.1%		13.7%	13.9%

Space and Airborne Systems (SAS) had fourth quarter 2015 net sales of $1,576 million compared to $1,660 million in the fourth quarter 2014. The change in net sales for the quarter was spread across numerous programs. SAS had full-year 2015 net sales of $5,796 million compared to $6,072 million in 2014. The change in net sales for the full-year was primarily due to lower sales on international tactical radar systems programs.
SAS recorded $231 million of operating income in the fourth quarter 2015 compared to $217 million in the fourth quarter 2014. The increase in operating income for the quarter was primarily due to favorable mix. SAS recorded $794 million of operating income in 2015 compared to $846 million in 2014. The change in operating income for the full-year was primarily due to higher net program efficiencies in 2014.
During the quarter, SAS booked $102 million on the Navy Multiband Terminal (NMT) program, $92 million for the production of Active Electronically Scanned Array (AESA) radars for an international customer, and $88 million to provide radar components for the U.S Air Force. SAS also booked $371 million on a number of classified contracts.

Forcepoint[1]
	4th Quarter			Twelve Months
($ in millions)	2015	2014	% Change	2015	2014	% Change
Net Sales	$133	$23	NM	$328	$104	NM
Operating Income/(loss)	$11	$(1)	NM	$30	$11	NM
Operating Margin	8.3%	(4.3)%		9.1%	10.6%
[1] Excludes the unfavorable impact of the Forcepoint acquisition accounting adjustments and certain acquisition related costs. See page 2 for more information on these items.
NM = Not Meaningful

Forcepoint, formerly known as Raytheon|Websense, had fourth quarter 2015 net sales of $133 million compared to $23 million in the fourth quarter 2014. Forcepoint had full-year 2015 net sales of $328 million compared to $104 million in 2014.
Forcepoint recorded $11 million of operating income in the fourth quarter 2015 compared to a loss of $1 million in the fourth quarter 2014. Forcepoint recorded $30 million of operating income in 2015 compared to $11 million in 2014.
The increase in net sales and operating income for both the quarter and full-year was primarily due to the acquisition of Websense in May 2015.

About Raytheon
Raytheon Company, with 2015 sales of $23 billion and 61,000 employees worldwide, is a technology and innovation leader specializing in defense, civil government and cybersecurity solutions. With a history of innovation spanning 94 years, Raytheon provides state-of-the-art electronics, mission systems integration, capabilities in C5I (command, control, communications, computing, cyber and intelligence), sensing, effects and mission support services. Raytheon is headquartered in Waltham, Mass. Visit us at www.raytheon.com and follow us on Twitter @raytheon.

Conference Call on the Fourth Quarter and Full-Year 2015 Financial Results
Raytheon's financial results conference call will be held on Thursday, January 28, 2016 at 9 a.m. ET. Participants will include Thomas A. Kennedy, Chairman and CEO; Anthony F. O'Brien, vice president and CFO; and other Company executives.
The dial-in number for the conference call will be (866) 543-6403 in the U.S. or (617) 213-8896 outside of the U.S. The conference call will also be audiocast on the Internet at www.raytheon.com/ir. Individuals may listen to the call and download charts that will be used during the call. These charts will be available for printing prior to the call.
Interested parties are encouraged to check the website ahead of time to ensure their computers are configured for the audio stream. Instructions for obtaining the free required downloadable software are posted on the site.

Disclosure Regarding Forward-looking Statements
This release and the attachments contain forward-looking statements, including information regarding the Company's financial outlook, future plans, objectives, business prospects and anticipated financial performance. These forward-looking statements are not statements of historical facts and represent only the Company's current expectations regarding such matters. These statements inherently involve a wide range of known and unknown risks and uncertainties. The Company's actual actions and results could differ materially from what is expressed or implied by these statements. Specific factors that could cause such a difference include, but are not limited to: the Company's dependence on the U.S. Government for a significant portion of its business and the risks associated with U.S. Government sales, including changes or shifts in defense spending due to budgetary constraints, spending cuts resulting from sequestration, a government shutdown, or otherwise, uncertain funding of programs, potential termination of contracts, and difficulties in contract performance; the resolution of program terminations; the ability to procure new contracts; the risks of conducting business in foreign countries; the unpredictability of timing of international bookings; the ability to comply with extensive governmental regulation and obtain approvals, including export and import requirements such as the International Traffic in Arms Regulations and the Export Administration Regulations, anti-bribery and anti-corruption requirements including the Foreign Corrupt Practices Act, industrial cooperation agreement obligations, and procurement and other regulations; changes in government procurement practices; the impact of competition; the ability to develop products and technologies; the impact of potential security and cyber threats, and other disruptions; the ability to recruit and retain qualified personnel; the risk that actual pension returns, discount rates or other actuarial assumptions are significantly different than the Company's assumptions; the risk of cost overruns, particularly for the Company's fixed-price contracts; dependence on component availability, subcontractor and partner performance and key suppliers; risks of a negative government audit; the use of accounting estimates in the Company's financial statements; risks associated with acquisitions, dispositions, joint ventures and other business arrangements; risks of an impairment of goodwill or other intangible assets; the outcome of contingencies and litigation matters, including government investigations; the impact of financial markets and global economic conditions; the risk of environmental liabilities; and other factors as may be detailed from time to time in the Company's public announcements and Securities and Exchange Commission filings. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this release and the attachments or to update them to reflect events or circumstances occurring after the date of this release, including any acquisitions, dispositions or other business arrangements that may be announced or closed after such date. This release and the attachments may contain non-GAAP financial measures. In such event, a GAAP reconciliation and a discussion of the Company's use of these measures are included in this release or the attachments.

# # #

Attachment A
Raytheon Company
Preliminary Statement of Operations Information
Fourth Quarter 2015

(In millions, except per share amounts)	Three Months Ended		Twelve Months Ended
	31-Dec-15	31-Dec-14	31-Dec-15	31-Dec-14

Net sales	$6,328	$6,143	$23,247	$22,826
Operating expenses
Cost of sales	4,808	4,662	17,574	17,295
General and administrative expenses	692	612	2,660	2,352
Total operating expenses	5,500	5,274	20,234	19,647
Operating income	828	869	3,013	3,179
Non-operating (income) expense, net
Interest expense	58	55	233	213
Interest income	(2)	(2)	(11)	(10)
Other (income) expense, net	(2)	(2)	4	(7)
Total non-operating (income) expense, net	54	51	226	196
Income from continuing operations before taxes	774	818	2,787	2,983
Federal and foreign income taxes	220	238	733	790
Income from continuing operations	554	580	2,054	2,193
Income (loss) from discontinued operations, net of tax	13	6	13	65
Net income	567	586	2,067	2,258
Less: Net income (loss) attributable to noncontrolling
interests in subsidiaries	(4)	4	(7)	14
Net income attributable to Raytheon Company	$571	$582	$2,074	$2,244

Basic earnings (loss) per share attributable to Raytheon
Company common stockholders:
Income from continuing operations	$1.85	$1.86	$6.76	$6.98
Income (loss) from discontinued operations, net of tax	0.04	0.02	0.04	0.21
Net income	1.89	1.88	6.81	7.19

Diluted earnings (loss) per share attributable to Raytheon
Company common stockholders:
Income from continuing operations	$1.85	$1.86	$6.75	$6.97
Income (loss) from discontinued operations, net of tax	0.04	0.02	0.04	0.21
Net income	1.89	1.88	6.80	7.18

Amounts attributable to Raytheon Company common
stockholders:
Income from continuing operations	$558	$576	$2,061	$2,179
Income (loss) from discontinued operations, net of tax	13	6	13	65
Net income	$571	$582	$2,074	$2,244

Average shares outstanding
Basic	301.6	309.1	304.8	312.0
Diluted	302.1	309.7	305.2	312.6

Attachment B
Raytheon Company
Preliminary Segment Information
Fourth Quarter 2015

					Operating Income
	Net Sales		Operating Income		As a Percent of Net Sales
(In millions, except percentages)	Three Months Ended		Three Months Ended		Three Months Ended
	31-Dec-15	31-Dec-14	31-Dec-15	31-Dec-14	31-Dec-15	31-Dec-14

Integrated Defense Systems	$1,711	$1,627	$295	$299	17.2%	18.4%
Intelligence, Information and Services	1,427	1,517	99	131	6.9%	8.6%
Missile Systems	1,879	1,719	258	212	13.7%	12.3%
Space and Airborne Systems	1,576	1,660	231	217	14.7%	13.1%
Forcepoint(1)	133	23	11	(1)	8.3%	(4.3)%
Eliminations	(374)	(403)	(34)	(41)
Total business segment	6,352	6,143	860	817	13.5%	13.3%
Acquisition Accounting Adjustments(2)	(24)	—	(48)	(2)
FAS/CAS Adjustment	—	—	44	70
Corporate	—	—	(28)	(16)
Total	$6,328	$6,143	$828	$869	13.1%	14.1%

					Operating Income
	Net Sales		Operating Income		As a Percent of Net Sales
(In millions, except percentages)	Twelve Months Ended		Twelve Months Ended		Twelve Months Ended
	31-Dec-15	31-Dec-14	31-Dec-15	31-Dec-14	31-Dec-15	31-Dec-14

Integrated Defense Systems	$6,375	$6,085	$917	$974	14.4%	16.0%
Intelligence, Information and Services	5,733	5,889	599	495	10.4%	8.4%
Missile Systems	6,556	6,309	867	800	13.2%	12.7%
Space and Airborne Systems	5,796	6,072	794	846	13.7%	13.9%
Forcepoint(1)	328	104	30	11	9.1%	10.6%
Eliminations	(1,480)	(1,633)	(159)	(166)
Total business segment	23,308	22,826	3,048	2,960	13.1%	13.0%
Acquisition Accounting Adjustments(2)	(61)	—	(119)	(6)
FAS/CAS Adjustment	—	—	185	286
Corporate	—	—	(101)	(61)
Total	$23,247	$22,826	$3,013	$3,179	13.0%	13.9%

(1) Excludes the unfavorable impact of the Forcepoint acquisition accounting adjustments and certain acquisition related costs. See Attachment F for more information on these items.
(2)    Acquisition accounting adjustments are associated with Forcepoint only and do not include the acquisition accounting adjustment reclassification for all of our businesses described on the following page.

Attachment B - Pro Forma
Raytheon Company
Pro Forma Segment Information
Full Year 2014, and Quarters within and Full Year 2015

Effective January 1, 2016, we reorganized our Integrated Defense Systems (IDS) and Intelligence, Information and Services (IIS) business segments to move certain air traffic systems, border and critical infrastructure protection and highway tolling programs from IDS to IIS. Additionally, also effective January 1, 2016, we reclassified, with respect to our IDS, IIS, Missile Systems (MS) and Space and Airborne Systems (SAS) businesses, acquisition accounting adjustments related to the amortization of acquired intangibles and adjustments to record acquired deferred revenue at fair value from the results of our business segments to the Acquisition Accounting Adjustments line. Prior to January 1, 2016, only those acquisition accounting adjustments associated with Forcepoint were reported in the Acquisitions Accounting Adjustments line. The amounts and presentation of our business segments, including corporate and eliminations for intersegment activity set forth below reflect these changes. Please see Attachment G for supplemental information.

	Net Sales				Net Sales
(In millions)	Three Months Ended				Twelve Months Ended
	31-Dec-15	27-Sep-15	28-Jun-15	29-Mar-15	31-Dec-15	31-Dec-14

Integrated Defense Systems(1)	$1,558	$1,417	$1,565	$1,307	$5,847	$5,600
Intelligence, Information and Services(1)	1,537	1,519	1,594	1,461	6,111	6,222
Missile Systems(1)	1,879	1,645	1,559	1,473	6,556	6,309
Space and Airborne Systems(1)	1,576	1,446	1,416	1,358	5,796	6,075
Forcepoint(1)	133	114	57	24	328	104
Eliminations	(331)	(331)	(333)	(335)	(1,330)	(1,481)
Total business segment	6,352	5,810	5,858	5,288	23,308	22,829
Acquisition Accounting Adjustments	(24)	(27)	(10)	—	(61)	(3)
Total	$6,328	$5,783	$5,848	$5,288	$23,247	$22,826

	Operating Income				Operating Income
(In millions)	Three Months Ended				Twelve Months Ended
	31-Dec-15	27-Sep-15	28-Jun-15	29-Mar-15	31-Dec-15	31-Dec-14

Integrated Defense Systems(1)	$281	$198	$202	$183	$864	$928
Intelligence, Information and Services(1)	111	118	122	295	646	532
Missile Systems(1)	258	219	184	207	868	801
Space and Airborne Systems(1)	239	213	195	182	829	886
Forcepoint(1)	11	20	(1)	—	30	11
Eliminations	(29)	(42)	(36)	(33)	(140)	(149)
Total business segment	871	726	666	834	3,097	3,009
Acquisition Accounting Adjustments	(59)	(63)	(32)	(14)	(168)	(55)
FAS/CAS Adjustment	44	43	49	49	185	286
Corporate	(28)	(9)	(35)	(29)	(101)	(61)
Total	$828	$697	$648	$840	$3,013	$3,179

	Operating Income				Operating Income
	As a Percentage of Net Sales				As a Percentage of Net Sales
(In millions)	Three Months Ended				Twelve Months Ended
	31-Dec-15	27-Sep-15	28-Jun-15	29-Mar-15	31-Dec-15	31-Dec-14

Integrated Defense Systems(1)	18.0%	14.0%	12.9%	14.0%	14.8%	16.6%
Intelligence, Information and Services(1)	7.2%	7.8%	7.7%	20.2%	10.6%	8.6%
Missile Systems(1)	13.7%	13.3%	11.8%	14.1%	13.2%	12.7%
Space and Airborne Systems(1)	15.2%	14.7%	13.8%	13.4%	14.3%	14.6%
Forcepoint(1)	8.3%	17.5%	(1.8)%	—%	9.1%	10.6%
Eliminations
Total business segment	13.7%	12.5%	11.4%	15.8%	13.3%	13.2%
Acquisition Accounting Adjustments
FAS/CAS Adjustment
Corporate
Total	13.1%	12.1%	11.1%	15.9%	13.0%	13.9%

(1) Excludes the unfavorable impact of acquisition accounting adjustments and certain acquisition related costs as shown on Attachment G.

Attachment C
Raytheon Company
Other Preliminary Information
Fourth Quarter 2015

(In millions)	Funded Backlog		Total Backlog
	31-Dec-15	31-Dec-14	31-Dec-15	31-Dec-14

Integrated Defense Systems	$9,600	$8,939	$11,842	$11,495
Intelligence, Information and Services	2,294	2,854	5,154	5,825
Missile Systems	7,998	6,992	10,885	9,269
Space and Airborne Systems	4,692	4,259	6,309	6,930
Forcepoint	476	48	479	52
Total	$25,060	$23,092	$34,669	$33,571

	Three Months Ended		Twelve Months Ended
	31-Dec-15	31-Dec-14	31-Dec-15	31-Dec-14

Total Bookings	$7,861	$7,109	$25,227	$24,052

	Three Months Ended		Twelve Months Ended
	31-Dec-15	31-Dec-14	31-Dec-15	31-Dec-14

Administrative and selling expenses	$497	$468	$1,954	$1,852
Research and development expenses	195	144	706	500
Total general and administrative expenses	$692	$612	$2,660	$2,352

Attachment C - Pro Forma
Raytheon Company
Pro Forma Other Information
Full Year 2014, and Quarters within and Full Year 2015

Effective January 1, 2016, we reorganized our Integrated Defense Systems (IDS) and Intelligence, Information and Services (IIS) business segments to move certain air traffic systems, border and critical infrastructure protection and highway tolling programs from IDS to IIS. The amounts and presentation of our business segments set forth below reflect this change.

(In millions)			Funded Backlog		Total Backlog
			31-Dec-15	31-Dec-14	31-Dec-15	31-Dec-14

Integrated Defense Systems			$8,961	$8,257	$10,629	$10,362
Intelligence, Information and Services			2,933	3,536	6,367	6,958
Missile Systems			7,998	6,992	10,885	9,269
Space and Airborne Systems			4,692	4,259	6,309	6,930
Forcepoint			476	48	479	52
Total			$25,060	$23,092	$34,669	$33,571

Bookings					Bookings
(In millions)	Three Months Ended				Twelve Months Ended
	31-Dec-15	27-Sep-15	28-Jun-15	29-Mar-15	31-Dec-15	31-Dec-14

Integrated Defense Systems	$1,754	$657	$2,650	$1,328	$6,389	$6,174
Intelligence, Information and Services	1,371	1,532	1,425	1,088	5,416	5,984
Missile Systems	2,733	1,780	2,216	1,405	8,134	6,383
Space and Airborne Systems	1,848	1,217	1,240	631	4,936	5,410
Forcepoint	155	129	49	19	352	101
Total	$7,861	$5,315	$7,580	$4,471	$25,227	$24,052

Attachment D
Raytheon Company
Preliminary Balance Sheet Information
Fourth Quarter 2015

(In millions)
	31-Dec-15	31-Dec-14
Assets
Current assets
Cash and cash equivalents	$2,328	$3,222
Short-term investments	872	1,497
Contracts in process, net	5,564	4,985
Inventories	635	414
Prepaid expenses and other current assets	413	161
Total current assets	9,812	10,279

Property, plant and equipment, net	2,005	1,935
Goodwill	14,731	13,061
Other assets, net	2,733	2,441
Total assets	$29,281	$27,716

Liabilities, Redeemable Noncontrolling Interest and Equity
Current liabilities
Advance payments and billings in excess of costs incurred	$2,193	$2,284
Accounts payable	1,402	1,250
Accrued employee compensation	1,154	1,059
Other current liabilities	1,377	1,159
Total current liabilities	6,126	5,752

Accrued retiree benefits and other long-term liabilities	7,140	6,918
Long-term debt	5,330	5,325

Redeemable noncontrolling interest	355	—

Equity
Raytheon Company stockholders' equity
Common stock	3	3
Additional paid-in capital	398	1,309
Accumulated other comprehensive loss	(7,176)	(7,458)
Retained earnings	16,903	15,671
Total Raytheon Company stockholders' equity	10,128	9,525
Noncontrolling interests in subsidiaries	202	196
Total equity	10,330	9,721
Total liabilities, redeemable noncontrolling interest and equity	$29,281	$27,716

Attachment E
Raytheon Company
Preliminary Cash Flow Information
Fourth Quarter 2015

	Twelve Months Ended
(In millions)	Dec 31, 2015	Dec 31, 2014
Cash flows from operating activities
Net income	$2,067	$2,258
(Income) loss from discontinued operations, net of tax	(13)	(65)
Income from continuing operations	2,054	2,193
Adjustments to reconcile to net cash provided by (used in) operating activities from continuing operations, net of acquisitions and divestitures
Depreciation and amortization	489	439
Stock-based compensation	140	148
Deferred income taxes	(56)	(60)
Tax benefit from stock-based awards	(47)	(47)
Changes in assets and liabilities
Contracts in process, net and advance payments and billings in excess of costs incurred	(637)	(162)
Inventories	(223)	(50)
Prepaid expenses and other current assets	(28)	50
Accounts payable	107	54
Income taxes receivable/payable	(181)	(33)
Accrued employee compensation	72	(20)
Other accrued expenses	58	(33)
Accrued retiree benefits	637	(367)
Other, net	(39)	(48)
Net cash provided by (used in) operating activities from continuing operations	2,346	2,064
Net cash provided by (used in) operating activities from discontinued operations	13	120
Net cash provided by (used in) operating activities	2,359	2,184
Cash flows from investing activities
Additions to property, plant and equipment	(406)	(326)
Proceeds from sales of property, plant and equipment	59	9
Additions to capitalized internal use software	(51)	(54)
Purchases of short-term investments	(1,392)	(2,914)
Sales of short-term investments	209	882
Maturities of short-term investments	1,793	1,523
Payments for purchases of acquired companies, net of cash received	(1,954)	(427)
Other	(2)	(15)
Net cash provided by (used in) investing activities	(1,744)	(1,322)
Cash flows from financing activities
Dividends paid	(797)	(735)
Issuance of long-term debt, net of offering costs	—	592
Repurchases of common stock under share repurchase programs	(1,000)	(750)
Repurchases of common stock to satisfy tax withholding obligations	(99)	(90)
Proceeds from exercise of stock options	—	2
Tax benefit from stock-based awards	47	47
Sale of noncontrolling interest in Forcepoint	343	—
Other	(3)	(2)
Net cash provided by (used in) financing activities	(1,509)	(936)
Net increase (decrease) in cash and cash equivalents	(894)	(74)
Cash and cash equivalents at beginning of the period	3,222	3,296
Cash and cash equivalents at end of period	$2,328	$3,222

Attachment F
Raytheon Company
Supplemental EPS Information
Fourth Quarter 2015

(In millions, except per share amounts)		Three Months Ended		Twelve Months Ended
		31-Dec-15	31-Dec-14	31-Dec-15	31-Dec-14
Per share impact of the FAS/CAS Adjustment (A)		$0.10	$0.15	$0.39	$0.60
Per share impact of Forcepoint deferred revenue adjustment (B)		(0.04)	—	(0.10)	—
Per share impact of Forcepoint amortization of acquired intangible assets (C)		(0.04)	—	(0.10)	(0.01)
Per share impact of Forcepoint acquisition related costs (D)		—	—	(0.05)	—
Per share impact of the eBorders settlement (E)		—	—	0.47	—
Per share impact of the IRS tax settlement (F)		—	—	0.29	—
Per share impact of the tax benefit of cash repatriation (G)		—	—	—	0.26

(A)	FAS/CAS Adjustment	$44	$70	$185	$286
	Tax effect (at 35% statutory rate)	(15)	(24)	(65)	(100)
	After-tax impact	29	46	120	186
	Diluted shares	302.1	309.7	305.2	312.6
	Per share impact	$0.10	$0.15	$0.39	$0.60

(B)	Forcepoint deferred revenue adjustment (1)	$(24)	$—	$(61)	$—

	Amount attributable to Raytheon Company (80.3%)	(19)	—	(49)	—
	Tax effect (at 35% statutory rate)	7	—	17	—
	After-tax impact	(12)	—	(32)	—
	Diluted shares	302.1	—	305.2	—
	Per share impact	$(0.04)	$—	$(0.10)	$—

(C)	Forcepoint amortization of intangibles (1)	$(24)	$(2)	$(58)	$(6)

	Amount attributable to Raytheon Company (80.3%)	(19)	(2)	(47)	(5)
	Tax effect (at 35% statutory rate)	7	1	16	2
	After-tax impact	(12)	(1)	(31)	(3)
	Diluted shares	302.1	309.7	305.2	312.6
	Per share impact	$(0.04)	$—	$(0.10)	$(0.01)

(D)	Forcepoint acquisition related costs	$—	$—	$(26)	$—

	Amount attributable to Raytheon Company (2)	—	—	(25)	—
	Tax effect (at 35% statutory rate)	—	—	9	—
	After-tax impact	—	—	(16)	—
	Diluted shares	—	—	305.2	—
	Per share impact	$—	$—	$(0.05)	$—

(E)	eBorders settlement	$—	$—	$181	$—
	Tax effect (at 21% blended global tax rate)	—	—	(38)	—
	After-tax impact	—	—	143	—
	Diluted shares	—	—	305.2	—
	Per share impact	$—	$—	$0.47	$—

(F)	IRS tax settlement	$—	$—	$88	$—
	Diluted shares	—	—	305.2	—
	Per share impact	$—	$—	$0.29	$—

(G)	Tax benefit of cash repatriation	$—	$—	$—	$80
	Diluted shares	—	—	—	312.6
	Per share impact	$—	$—	$—	$0.26

(1)
Forcepoint deferred revenue adjustment and Forcepoint amortization of intangibles represent the unfavorable impact of the acquisition accounting adjustments to record acquired deferred revenue at fair value and the amortization of acquired intangible assets, respectively, related to Forcepoint, including historical Raytheon Cyber Products acquisitions.

(2)
Forcepoint acquisition related costs include $6 million of costs for the twelve months ended December 31, 2015 for which 80.3% is attributable to Raytheon Company. The remaining $20 million for the twelve months ended December 31, 2015 was 100% attributable to Raytheon Company.

Attachment G
Raytheon Company
Supplemental Information - Pro Forma Segment Results
Full Year 2014, and Quarters within and Full Year 2015

The table below provides additional information with respect to our net sales, operating income, and operating income as a percentage of net sales results for the periods below on a reported basis and on a pro forma basis as set forth on Attachment B. Pro forma results reflect the changes described on Attachment B that were effective January 1, 2016. The pro forma operating income as a percentage of net sales may not foot due to rounding.

Integrated Defense Systems
(In millions)	Three Months Ended				Twelve Months Ended
	31-Dec-15	27-Sep-15	28-Jun-15	29-Mar-15	31-Dec-15	31-Dec-14
Net Sales As Reported	$1,711	$1,533	$1,698	$1,433	$6,375	$6,085
Realignment of IDS and IIS (1)	(153)	(116)	(133)	(126)	(528)	(485)
Net Sales - Pro Forma	$1,558	$1,417	$1,565	$1,307	$5,847	$5,600

Operating Income As Reported	$295	$212	$215	$195	$917	$974
Realignment of IDS and IIS (1)	(14)	(14)	(14)	(12)	(54)	(48)
Adjustment for Amortization of Acquired Intangibles	—	—	1	—	1	2
Operating Income - Pro Forma	$281	$198	$202	$183	$864	$928

Operating Income as a % of Net Sales As Reported	17.2%	13.8%	12.7%	13.6%	14.4%	16.0%
Realignment of IDS and IIS (1)	0.8%	0.1%	0.2%	0.4%	0.4%	0.5%
Adjustment for Amortization of Acquired Intangibles	—%	—%	0.1%	—%	—%	—%
Operating Income as a % of Net Sales - Pro Forma	18.0%	14.0%	12.9%	14.0%	14.8%	16.6%

Intelligence, Information and Services
	Three Months Ended				Twelve Months Ended
	31-Dec-15	27-Sep-15	28-Jun-15	29-Mar-15	31-Dec-15	31-Dec-14
Net Sales As Reported	$1,427	$1,438	$1,496	$1,372	$5,733	$5,889
Realignment of IDS and IIS (1)	110	81	98	89	378	333
Net Sales - Pro Forma	$1,537	$1,519	$1,594	$1,461	$6,111	$6,222

Operating Income As Reported	$99	$108	$108	$284	$599	$495
Realignment of IDS and IIS (1)	9	7	11	8	35	31
Adjustment for Amortization of Acquired Intangibles	3	3	3	3	12	6
Operating Income - Pro Forma	$111	$118	$122	$295	$646	$532

Operating Income as a % of Net Sales As Reported	6.9%	7.5%	7.2%	20.7%	10.4%	8.4%
Realignment of IDS and IIS (1)	0.1%	0.1%	0.2%	(0.7)%	(0.1)%	0.1%
Adjustment for Amortization of Acquired Intangibles	0.2%	0.2%	0.2%	0.2%	0.2%	0.1%
Operating Income as a % of Net Sales - Pro Forma	7.2%	7.8%	7.7%	20.2%	10.6%	8.6%

Missile Systems
	Three Months Ended				Twelve Months Ended
	31-Dec-15	27-Sep-15	28-Jun-15	29-Mar-15	31-Dec-15	31-Dec-14
Net Sales As Reported	$1,879	$1,645	$1,559	$1,473	$6,556	$6,309

Operating Income As Reported	$258	$219	$183	$207	$867	$800
Adjustment for Amortization of Acquired Intangibles	—	—	1	—	1	1
Operating Income - Pro Forma	$258	$219	$184	$207	$868	$801

Operating Income as a % of Net Sales As Reported	13.7%	13.3%	11.7%	14.1%	13.2%	12.7%
Adjustment for Amortization of Acquired Intangibles	—%	—%	0.1%	—%	—%	—%
Operating Income as a % of Net Sales - Pro Forma	13.7%	13.3%	11.8%	14.1%	13.2%	12.7%

Space and Airborne Systems
	Three Months Ended				Twelve Months Ended
	31-Dec-15	27-Sep-15	28-Jun-15	29-Mar-15	31-Dec-15	31-Dec-14
Net Sales As Reported	$1,576	$1,446	$1,416	$1,358	$5,796	$6,072
Adjustment for Deferred Revenue Adjustment	—	—	—	—	—	3
Net Sales - Pro Forma	$1,576	$1,446	$1,416	$1,358	$5,796	$6,075

Operating Income As Reported	$231	$204	$186	$173	$794	$846
Adjustment for Deferred Revenue Adjustment	—	—	—	—	—	3
Adjustment for Amortization of Acquired Intangibles	8	9	9	9	35	37
Operating Income - Pro Forma	$239	$213	$195	$182	$829	$886

Operating Income as a % of Net Sales As Reported	14.7%	14.1%	13.1%	12.7%	13.7%	13.9%
Adjustment for Deferred Revenue Adjustment	—%	—%	—%	—%	—%	—%
Adjustment for Amortization of Acquired Intangibles	0.5%	0.6%	0.6%	0.7%	0.6%	0.6%
Operating Income as a % of Net Sales - Pro Forma	15.2%	14.7%	13.8%	13.4%	14.3%	14.6%

(1) Amounts adjusted at IDS differ from amounts adjusted at IIS due to the elimination of intercompany activity.